EXHIBIT 99.1


                                                               JANUARY 23, 2003


                            For Further Information, Contact:
                            ---------------------------------
                            Lawrence M. Higby            James E. Baker
                            Chief Executive Officer  or  Chief Financial Officer
                            949.639.4960                 949.639.2080



          APRIA HEALTHCARE ANNOUNCES DISMISSAL OF CLASS ACTION LAWSUIT
          ------------------------------------------------------------

     LAKE FOREST,  CALIF...January 23, 2003...Apria Healthcare Group Inc. (NYSE:
AHG) announced today that THE United States Court of Appeals for the Ninth Circuit has dismissed the plaintiff's appeal in J.E.B. Capital Partners, LP v. Apria Healthcare Group Inc., et al.

     This purported class action lawsuit was filed in August 2001 in the U.S. District Court for the Central District of California, Southern Division. The complaint alleged that Apria made false and/or misleading statements in its public disclosures concerning a civil investigation of its Medicare billing documentation that has been pending since mid-1998. On October 10, 2002, the District Court entered judgment in favor of Apria and dismissed the complaint. On November 8, 2002, the plaintiff appealed that dismissal.

     Yesterday, the Court of Appeals, acting on a stipulation by the parties, entered an order dismissing the appeal. This action leaves in place the District Court's judgment and finally terminates the litigation in favor of Apria.

     Apria provides home respiratory therapy, home infusion and home medical equipment through approximately 400 branches serving patients in 50 states. With over $1.2 billion in annual revenues, it is the nation's leading homecare company.

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